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Filed with the Securities and Exchange Commission on March 14, 1996
                                                    Registration No.
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON , D.C. 20549

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FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933


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MEDICAL TECHNOLOGY SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

STATE OF DELAWARE     12920 AUTOMOBILE BOULEVARD            59-2740462
(State or Other       CLEARWATER, FLORIDA 34622           (I.R.S. Employer
Jurisdiction of      (Address, including zip code         Identification No.)
Incorporation or     of principal executive office)
Organization)

MEDICAL TECHNOLOGY SYSTEMS, INC. - STOCK PURCHASE PLAN
(Full title of the plan)


MICHAEL T. CRONIN, ESQUIRE
JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL & BURNS, P.A.
911 CHESTNUT STREET
POST OFFICE BOX 1368
CLEARWATER, FLORIDA  34617
(813) 461-1818
(Name, address, and telephone number
of agent for service)


1 of ___ Pages
Exhibit Index on Page ___

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CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------

Title of                 Amount         Proposed Maximum    Proposed Maximum    Amount of
Securities to            To Be          Offering Price      Aggregate Offering  Registration
Be Registered (2)        Registered     Per Share (1)       Price (1)           Fee
---------------------------------------------------------------------------------------------
Common Stock,            2,000,000        $0.25             $500,000            $172.41
par value $.01           shares


(1) Computed solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. However, any offers or sales of the securities covered by this Registration Statement by affiliates or the offer or sale of "control" securities shall only be made by the means of a reoffer prospectus which complies with the requirements of Form S-3 which reoffer prospectus shall be filed as a post-effective amendment to this Form S-8 Registration Statement in accordance with the general instructions to Form S-8.

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Approximate date of proposed sales pursuant to the plan:
As soon as practicable after this Registration Statement becomes effective.

PART I

EXPLANATORY NOTE

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in this Plan as required by Securities Act Rule 428(b). Such documents are not being filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference:

     (a) The Registrant's Annual Report on Form 10-K (including proxy materials incorporated by reference) for the year ended March 31, 1995.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the months ended June 30, 1995, September 30, 1995, and December 31, 1995.

     (c)  Form 8-K dated January 13, 1996.

     (d) All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable

     ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     Michael T. Cronin, a shareholder in the firm of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., owns 10,000 share of the Registrant's common stock. The Registrant has pledged up to 150,000 shares of its common stock authorized pursuant to this Plan as security for repayment of fees due this firm for legal services.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "GCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amount paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal actions, or proceeding, had no reasonable cause to believe that their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's Articles of Incorporation and Bylaws requires the Registrant to indemnify its officers and directors to the fullest extent permitted under the GCL.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIM.

     Not Applicable.

     ITEM 8.   EXHIBITS.

     4         Form of Stock Purchase Plan

     5         Opinion re legality

     23.1      Consent of Independent Certified Public Accountants

     23.2      Consent of Legal Counsel (included as part of Exhibit 5)

     ITEM 9.   UNDERTAKINGS.

     A.        UNDERTAKINGS RELATING TO DELAYED OR CONTINUOUS OFFERINGS OF
               SECURITIES.

               (1) The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) The Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. UNDERTAKING RELATING TO THE INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(b) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 14, 1996.

                         MEDICAL TECHNOLOGY SYSTEMS, INC.


                         By:  /s/
                             -----------------------------------------
                              Todd E. Siegel,
                              Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                TITLE                                DATE
     ---------                -----                                ----

/s/                           Chairman of the Board,             3/14/96
---------------------         Chief Executive Officer,
Todd E. Siegel                Chief Financial Officer,
                              Principal Accounting Officer

/s/                           Director                           3/14/96
---------------------
Gerald Couture

/s/                           Director                           3/14/96
---------------------
David Kazarian






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EXHIBIT INDEX

                                                                  Sequential
Exhibit                                                              Page
Number    Title                                                     Number
------    -----                                                     ------
  4       Stock Purchase Plan                                          8

  5       Opinion re legality                                         11

23.1      Consent of Independent Certified Public Accountants         13

23.2      Consent of Legal Counsel (included as part of Exhibit 5)